UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 13, 2011

MedQuist Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35069	98-0676666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

9009 Carothers Parkway Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

(866) 295-4600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On October 13, 2011, the Board of Directors (the “Board”) of MedQuist Holdings Inc. (the “Company”) increased the size of the Board to eleven directors and elected, Robert J. Greczyn, Jr. and Andrew E. Vogel to the Board to fill the newly created directorships. The Board has not yet appointed Messrs. Greczyn or Vogel to any committees. There are no transactions in which Messrs. Greczyn or Vogel have an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Board has determined that each of Mr. Greczyn and Mr. Vogel qualifies as an “Independent Director” as defined under NASDAQ Listing Rule 5605(a)(2) for all purposes under the rules and regulations of The NASDAQ Stock Market LLC. They will receive the standard compensation for independent directors for service on the Board.

The full text of the press release issued in connection with the election is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Holdings Inc.

By	/s/ Mark R. Sullivan
Name:	Mark R. Sullivan
Title:	General Counsel & Chief Compliance Officer

Date: October 19, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release October 19, 2011